UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 22, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01	Other Events.

2020 Cost of Capital Proceeding

On April 22, 2019, Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, filed an application with the California Public Utilities Commission (the “CPUC”), requesting that the CPUC authorize the Utility's capital structure and rates of return for its electric generation, electric and natural gas distribution, and natural gas transmission and storage rate base beginning on January 1, 2020.  In its application, the Utility requested that the CPUC approve the Utility’s proposed capital structure (i.e., the relative weightings of common equity, preferred equity, and debt), as well as the proposed return on equity, proposed cost of preferred stock, and proposed cost of debt.  The Utility requested a 16 percent rate of return on equity for 2020, which would result in a $1.2 billion increase in its revenue requirement. The estimated revenue increase is based on the current rate base and does not reflect projected infrastructure investments in 2019 and beyond (see below).

The following table compares the currently authorized capital structure and rates of return which will remain in effect through 2019 with those requested in the Utility’s application for 2020:

	2019 Currently Authorized			2020 Requested
	Cost	Capital Structure	Weighted Cost	Cost	Capital Structure	Weighted Cost
Return on common equity	10.25%	52.0%	5.33%	16.0%	52.0%	8.32%
Preferred stock	5.60%	1.0%	0.06%	5.52%	0.5%	0.03%
Long-term debt	4.89%	47.0%	2.30%	5.16%	47.5%	2.45%
Weighted average cost of capital			7.69%			10.80%

The proposed cost of capital and capital structure will be essential for the Utility to attract new investment capital to upgrade, maintain, and modernize its critical energy infrastructure. The Utility indicated in its application that, over the next four years (2019-2022), the Utility expects to fund up to $28 billion in energy infrastructure investments, including $21 billion in electric and gas safety and reliability and system hardening, $4 billion in new gas pipelines and electric powerlines, $1 billion in power generation, and $2 billion in information technology, equipment and facilities.

The Utility indicated in its application that its requested return on equity reflects the wildfire-related challenges that the Utility is facing. The Utility proposed to amend its cost of capital application with an updated cost of capital if the CPUC or the California legislature implemented actions to materially reduce the extent of the wildfire risk-related challenges and structural problems facing customers, the Utility, and its shareholders. The Utility also proposed to file a new cost of capital application with the CPUC on or about the time it emerges from its Chapter 11 bankruptcy proceeding.   The Utility requested in its cost of capital application that the annual cost of capital adjustment mechanism be continued, although its normal operation could be superseded by a new cost of capital application. (The annual cost of capital adjustment mechanism is a tool to modify the cost of long-term debt and cost of equity authorized by the CPUC based on changes in interest rates.)

Revenue Requirements

For 2020, the Utility expects that the proposed cost of capital, if adopted, would result in revenue requirement increases of approximately $844 million for electric generation and distribution and $229 million gas distribution operations, assuming 2017 authorized rate base amounts.  The revenues for the gas transmission and storage operations would increase by approximately $159 million, assuming 2018 authorized rate base amounts.  However, if the CPUC subsequently approves different electric and gas rate base amounts for the Utility in its 2019 Gas Transmission and Storage (GT&S) Rate Case and its 2020 General Rate Case (GRC), both currently pending before the CPUC, the revenue requirement changes resulting from the Utility’s requested 2020 return on equity may differ from the amounts reflected in this cost of capital application.

The following table compares the revenue requirement amounts currently authorized in the Utility’s 2015 GT&S rate case and the 2017 GRC, with those requested in the Utility’s 2020 cost of capital application:

	Revenue Requirement $ in millions
	Authorized in 2017 GRC and 2015 GT&S	Requested in 2020 Cost of Capital Application
Electric generation and distribution	$6,266	$7,110
Gas distribution	$1,739	$1,968
Gas transmission and storage	$1,269	$1,428

The Utility is unable to predict the timing and outcome of this proceeding.

As previously disclosed, due to the net charges recorded in connection with the 2018 Camp Fire and the 2017 Northern California wildfires as of December 31, 2018, on February 28, 2019, the Utility submitted to the CPUC an application for a waiver of the capital structure condition.  This cost of capital application does not modify that request.

For more information about the Utility’s cost of capital, see PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2018.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility.  These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include whether the CPUC grants this cost of capital application,  and the other factors disclosed in PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2018, and their subsequent reports filed with the Securities and Exchange Commission. Additional factors include, but are not limited to, those associated with the Chapter 11 cases of PG&E Corporation and the Utility that commenced on January 29, 2019.  PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: April 22, 2019	By:	/s/ JASON P. WELLS
JASON P. WELLS Senior Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Dated: April 22, 2019	By:	/s/ DAVID S. THOMASON
DAVID S. THOMASON Vice President, Chief Financial Officer and Controller